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                                                                    EXHIBIT 10.1

                           LEASE TERMINATION AGREEMENT

      This Lease Termination Agreement (this "Agreement") is made and entered into as of this 17th day of October, 2005 (the "Effective Date") by and between PROLOGIS, a Maryland Real Estate Investment Trust ("Landlord"), DANNER, INC., a Wisconsin corporation, formerly known as Danner Shoe Manufacturing Company ("Tenant") and LACROSSE FOOTWEAR, INC., a Wisconsin corporation ("New Tenant"), as follows:

                                    RECITALS:

      A. On or about August 24, 2000, Landlord's predecessor-in-interest, Catellus Development Corporation, a Delaware corporation ("Previous Landlord"), and Tenant, entered into that certain Multi-Tenant Industrial Triple Net Lease (the "Lease") pertaining to that certain approximately 55,094 rentable square feet of office/warehouse space (the "Premises") located in Portland, Oregon. New Tenant is the parent company of the Tenant. The Premises is more particularly described in the Lease.

      B. Landlord and New Tenant entered into that certain Single-Tenant Industrial Triple Net Lease dated substantially concurrently herewith (the "New Lease") pursuant to which New Tenant is to lease from Landlord and Landlord is to lease to New Tenant approximately 144,690 rentable square feet within the Project.

      C. In consideration of Landlord and New Tenant entering into the New Lease, Landlord and Tenant desire to (i) effect a termination of the Lease, and
(ii) provide for the termination of all rights and obligations under the Lease under the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord, New Tenant and Tenant do hereby agree as follows:

      1. Termination. The Lease is hereby terminated as of that date (the "Termination Date") which is the earlier of (i) the date Tenant fully vacates and surrenders (in accordance with Paragraph 4 hereof) the entire premises under the Lease, or (ii) forty-five (45) days following the "Possession Date" of the entire Premises under the New Lease. Following the Termination Date, Landlord and Tenant shall have no further rights or obligations to each other with respect to the Lease, except as provided in this Agreement; provided, however, notwithstanding the termination of the Lease and the acceptance of Tenant's surrender of the Premises, Landlord hereby reserves any and all claims, rights and remedies it may have against Tenant under the Lease and/or this Agreement with respect to any period(s) of time occurring prior to the Termination Date relative to any obligation of or default by Tenant under the Lease and/or this Agreement.

      2. Existing Security Deposit. Tenant acknowledges that Landlord holds a security deposit pursuant to the terms of the Lease in the amount of Twenty-Five Thousand and No/100 Dollars ($25,000.00) (the "Existing Security Deposit"). Landlord, New Tenant and Tenant

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acknowledge and agree that provided Tenant (a) is not in default under the Lease beyond any applicable cure period, and (b) fully and timely complies with the terms of this Agreement, including, without limitation, Tenant's surrender obligations, the Existing Security Deposit shall be retained by Landlord pursuant to the terms of Section 3.3 of the New Lease.

      3. Payments to Third Parties

            3.1 Tenant shall pay when due any and all amounts payable to contractors, agents and/or other third parties pursuant to written or oral agreements between Tenant and such third parties which (i) pertain to the provision of any goods and/or services to or for the Premises, including utility services, and (ii) pertain to any period of time prior to the Termination Date.

            3.2 Tenant hereby represents and warrants to Landlord that there are no written or oral agreements with any third parties which pertain to the provision of goods and/or services to or for the Premises for which either the Premises or Landlord will become subject to or liable for payment, except for customary utility services provided to the Premises from and after the Termination Date.

      4. Possession. Tenant shall surrender exclusive possession of the Premises to Landlord on or before the Termination Date in the condition required pursuant to the Lease, including, without limitation, Section 19.9.2 of the Lease. Tenant hereby conveys to Landlord all of Tenant's right, title, and interest, if any, in and to the Premises and any and all fixtures, equipment, and improvements contained therein. Notwithstanding anything herein or in the Lease to the contrary, under no circumstances shall Tenant be required to remove any improvements to the Premises constructed by Tenant, all of which may be left in the Premises. Prior to the Termination Date, Tenant is permitted, but not required, to remove computers, network hubs and switches, wireless antennas, telephone system equipment, "Call Center signage", "OA testing equipment", racking and all of Tenant's personal property.

      5. Release

            5.1 Upon condition that Tenant (a) pay the amounts required by
Section 3 of this Agreement and pay Landlord any other amounts due Landlord pursuant to the terms of the Lease and accruing prior to the Termination Date and (b) surrenders possession of the Premises as required by Section 4 of this Agreement, Landlord hereby releases Tenant, its officers, shareholders, employees, and affiliates, from any and all obligations of Tenant which arise out of or relate in any way to the Lease or the Premises, including, without limitation, the obligation to pay rent and other sums which are required to be paid by Tenant pursuant to the Lease subsequent to the Termination Date. Notwithstanding the foregoing, nothing set forth herein shall release Tenant from any obligation, claim or liability arising under the Lease and accruing prior to the Termination Date or resulting from any act, event, or omission occurring prior to the Termination Date, including, without limitation, claims resulting from personal injury or property damage, mechanic's liens, and Tenant's failure to comply with laws and regulation pertaining to Tenant's use and occupancy of the Premises.

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            5.2 Effective on the Termination Date, Tenant hereby releases
Landlord, its officers, shareholders, employees, and affiliates, from any and all obligations of Landlord which arise out of or relate in any way to the Lease or the Premises.

      6. Warranties. Tenant hereby represents and warrants that it has (a) the power and authority to enter into this Agreement and undertake the obligations and enforcement hereof, (b) terminated any and all prior assignments of any of its interests under the Lease and any sublease of any of the Premises, and (c) obtained all consents of third parties required for the effectiveness of this Agreement and/or the termination of the Lease. Landlord hereby represents and warrants that it has (a) the power and authority to enter into this Agreement and undertake the obligations and enforcement hereof, and (b) obtained all consents of third parties required for the effectiveness of this Agreement and/or the termination of the Lease

      7. Miscellaneous.

            7.1 Construction of Agreement. Time is of the essence of this Agreement. The provisions of this Agreement shall be construed and enforced in accordance with the laws of the State in which the Property is located. Each party hereto acknowledges that (a) each party hereto is of equal bargaining strength, (b) each such party has actively participated in the drafting, preparation, and negotiation of this Agreement, (c) each such party has had the opportunity to consult with such party's attorneys and advisors relative to entering into this Agreement, and (d) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, any portion hereof or any amendments hereto.

            7.2 Successors and Assigns. This Agreement shall inure to the benefit of and shall bind the parties hereto and their respective personal representatives, successors and assigns.

            7.3 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or other contemporaneous understandings, correspondence, negotiations, or agreements between them respecting the within subject matter. No alterations, modifications, or interpretations hereof shall be binding unless in writing and signed by all the parties hereto.

            7.4 Attorneys' Fees. Should any litigation be commenced between the parties hereto or their representatives concerning any provision of this Agreement or the Lease or the rights and duties of any person or entity in relation thereto, the party prevailing in such litigation, whether by out-of-court settlement or final judgment, shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorneys' fees incurred in such litigation and any appeals in connection therewith. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including, without limitation, actual attorneys' fees and costs and expenses incurred in connection with (a) enforcing, perfecting and executing such judgment, (b) post-judgment motions, (c) contempt proceedings, (d) garnishment, levee, and debtor and third-party examinations, (e) discovery, and (f) bankruptcy litigation.

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            7.5 No Third-Party Beneficiary. Any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the parties hereto and their respective successors and assigns, and such agreements and assumptions shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, deemed to be a third-party beneficiary of this Agreement.

            7.6 Other Acts. Each party hereto covenants to execute, with acknowledgment, verification, or affidavit, if required, any and all documents and writings, and to perform any and all other acts, that may be necessary or desirable to implement, accomplish, and/or consummate the terms of this Agreement.

            7.7 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, then such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

            7.8 Waiver. No consent or waiver, express or implied, by Landlord to or of any breach or default by Tenant in the performance by Tenant of Tenant's obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by Tenant. Failure on the part of Landlord to complain of any act or failure to act of Tenant or to declare Tenant in default, irrespective of how long such failure continues, shall not constitute a waiver by Landlord of Landlord's rights hereunder.

            7.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                         [NO FURTHER TEXT ON THIS PAGE]

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

LANDLORD:                       PROLOGIS, a Maryland Real Estate Investment
                                Trust

                                By: /s/ Charles A. McDhee
                                    --------------------------
                                    Name: Charles A. McDhee
                                    Its: Sr. Vice President

NEW TENANT:                     LACROSSE FOOTWEAR, INC.,
                                a Wisconsin corporation

                                By: /s/ Joseph P. Schneider
                                    ----------------------------------------
                                    Name: Joseph P. Schneider
                                    Title: President and Chief Executive Officer

TENANT: DANNER, INC., a Wisconsin corporation formerly known as Danner Shoe Manufacturing Company

                                By: /s/ Joseph P. Schneider
                                    ----------------------------------------
                                    Name: Joseph P. Schneider
                                    Title: President and Chief Executive Officer

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